Exhibit 99.3

Compensation Committee Charter

1.	PURPOSE. The Compensation Committee’s purpose is to discharge the responsibilities of the Board of Director’s (the “Board”) with respect to compensation of the executives of Global Future City Holding, Inc. and its wholly-owned subsidiaries (the “Company”) and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation and benefit programs.

2.	MEMBERSHIP. The membership of the Compensation Committee consists of at least three directors, each of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board shall appoint the members of the Compensation Committee on the recommendation of the Nominating and Corporate Governance Committee. One member of the Compensation Committee shall be appointed as the chairperson by the Board. A member’s qualification to join the Compensation Committee must be affirmatively determined by the Board. If the Board, under exceptional and limited circumstances, determines that membership of one director that is not independent and is not a current officer or employee or an immediate family member of such person is required by the best interests of the Company and its shareholders, such person may be appointed to the Compensation Committee for a period not to exceed two years.

3.	POLICIES. The Company’s primary consideration in setting its compensation policies is to link compensation with financial performance so as to maximize stockholder value over the long-term.

The Compensation Committee’s decisions with respect to executive compensation will be guided by the general principles that compensation be designed:  (a) to ensure that the Company’s executives receive fair compensation relative to their peers at similar companies, (b) to ensure that the Company’s shareholders are receiving fair value for the compensation paid to the Company’s executives and (c) to allow the Company to secure and retain the services of high quality executives.

4.	EXTERNAL ADVISORS. The Compensation Committee has authority to engage compensation consultants, independent legal counsel and other advisors as the Compensation Committee reasonably deems necessary to carry out its duties. The Compensation Committee also has authority to obtain advice and assistance from any officer or employee of the Company or any of its subsidiaries. The Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee. The Company will provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other advisor retained by the

Compensation Committee. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel, after taking into consideration all relevant factors the Compensation Committee deems appropriate to such advisor’s independence, including factors specified in the NASDAQ listing standards or other applicable rules and regulations.

5.	MEETINGS. The Compensation Committee will meet as often as it determines, but not less frequently than one meeting per year. The Compensation Committee will cause minutes of each meeting to be prepared and delivered to the Company’s Corporate Secretary. The Compensation Committee and its meetings are governed by the same rules regarding meetings (including meetings in person or by telephone or other similar means), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board and its meetings. The Compensation Committee will also provide to the Board any written or oral reports regarding its activities requested by the Board.

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6.	AUTHORITY. Except as otherwise delegated by the Board or the Compensation Committee, the Compensation Committee will act on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee to perform certain of its duties on its behalf including, to the extent permitted by applicable law and listing standards, the delegation to a subcommittee of one director the authority to grant stock options and equity awards.

7.	RESPONSIBILITIES. The Compensation Committee is responsible for, among other things:

o	reviewing annually and approving the Company’s compensation and benefits philosophy and strategy to ensure that the Company’s executive officers are treated equitably and rewarded appropriately for their contributions to the Company’s growth and profitability;
o	ensuring that the Company’s executive compensation strategy supports the Company’s objectives and stockholder interests;
o	reviewing the Company’s compensation and benefit programs and policies, including design, administration, participation and compliance;
o	reviewing and approving Company-wide annual and long-term cash or equity incentive compensation plans and ensuring they are administered in a manner consistent with the Company’s strategy;
o	reviewing and assessing the adequacy of this Charter at least annually;
o	reviewing director compensation in relation to other comparable companies and in light of such other factors as the Compensation Committee may deem appropriate and making any relevant recommendations to the Board;
o	reviewing and approving annually the corporate goals and objectives for the Company’s Chief Executive Officer and other executive officers’ compensation, including annual and long-term performance objectives;
o	reviewing annually and determining total compensation for the Company’s Chief Executive Officer and evaluating his or her performance in light of established goals and objectives established as part of the budgeting process. The Company’s Chief Executive Officer shall not be present during any voting or deliberations by the Compensation Committee with respect to his or her compensation;
o	reviewing with the Company’s Chief Executive Officer, his or her recommendations with respect to the individual elements of total compensation for the Company’s executive officers and key management (other than the Company’s Chief Executive Officer) and determining such compensation or recommending such compensation to the Board for determination;
o	periodically and as and when appropriate, review and approve the following as they affect the executive officers of the company: (a) all other incentive awards and opportunities, including both cash-based and equity based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change in control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation benefits for the executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them after employment;
o	review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the Securities and Exchange Commission (the “SEC”) with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included;
o	produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC;
o	monitor the Company’s compliance with the requirements under the Sarbanes Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits;
o	oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans;
o	receive periodic reports on the Company’s compensation programs as they affect all employees,
o	make regular reports to the Board.

Last Reviewed and Accepted on November 11, 2015

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